EXHIBIT 99.3

BREITBURN ENERGY PARTNERS L.P.

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2011

	BreitBurn			BreitBurn
	Energy	Pro Forma		Energy
	Partners L.P.	Adjustments		Partners L.P.
Thousands of dollars	Historical	(Note 3)		Pro Forma
ASSETS
Current assets
Cash	$2,747	$281,392	(a)	$284,139
		(281,392	)(a)	(281,392)
Accounts and other receivables, net	50,450	-		50,450
Derivative instruments	51,266	-		51,266
Related party receivables	2,632	-		2,632
Inventory	7,342	-		7,342
Prepaid expenses	6,344	-		6,344
Total current assets	120,781	-		120,781
Equity investments	7,541	-		7,541
Property, plant and equipment
Oil and gas properties	2,169,988	295,088	(b)	2,465,076
Other assets	11,702	-		11,702
	2,181,690	295,088		2,476,778
Accumulated depletion and depreciation	(469,594)	-		(469,594)
Net property, plant and equipment	1,712,096	295,088		2,007,184
Other long-term assets
Derivative instruments	19,400	-		19,400
Other long-term assets	19,314	1,413	(b)	20,727

Total assets	$1,879,132	$296,501		$2,175,633

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$27,924	$-		$27,924
Derivative instruments	39,659	-		39,659
Revenue and royalties payable	17,534	798	(b)	18,332
Salaries and wages payable	6,730	-		6,730
Accrued liabilities	11,256	-		11,256
Total current liabilities	103,103	798		103,901

Credit facility	127,000	281,392	(a)	408,392
Senior notes, net	300,364	-		300,364
Deferred income taxes	1,571	-		1,571
Asset retirement obligation	46,402	10,845	(b)	57,247
Derivative instruments	66,572	-		66,572
Other long-term liabilities	2,055	3,466	(b)	5,521
Total liabilities	647,067	296,501		943,568
Equity
Partners’ equity	1,231,617	-		1,231,617
Noncontrolling interest	448	-		448
Total equity	1,232,065	-		1,232,065

Total liabilities and equity	$1,879,132	$296,501		$2,175,633

See the accompanying notes to the unaudited pro forma combined financial statements.

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Six Months Ended June 30, 2011

	BreitBurn					BreitBurn
	Energy	Cabot Assets		Pro Forma		Energy
	Partners L.P.	Historical		Adjustments		Partners L.P.
Thousands of dollars, except per unit amounts	Historical	(Note 4)		(Note 4)		Pro Forma

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$187,317	$27,391	(a)	$225	(b)	$214,933
Gain (loss) on commodity derivative instruments, net	(59,694)	-		-		(59,694)
Other revenue, net	2,041	-		-		2,041
Total revenues and other income items	129,664	27,391		225		157,280
Operating costs and expenses
Operating costs	73,019	7,753	(a)	648	(c)	81,420
Depletion, depreciation and amortization	49,666	-		7,538	(d)	57,204
General and administrative expenses	24,127	-		1,455	(c)	25,582
Loss on sale of assets	54	-		-		54
Total operating costs and expenses	146,866	7,753		9,641		164,260

Operating income (loss)	(17,202)	19,638		(9,416)		(6,980)

Interest expense, net of capitalized interest	18,500	-		3,186	(e)	21,686
Loss on interest rate swaps	1,877	-		-		1,877
Other (income) expense, net	(3)	-		-		(3)

Income (loss) before taxes	(37,576)	19,638		(12,602)		(30,540)

Income tax expense (benefit)	(386)	-		-		(386)

Net income (loss)	(37,190)	19,638		(12,602)		(30,154)
Less: Net income attributable to noncontrolling interest	(102)	-		-		(102)

Net income (loss) attributable to the partnership	$(37,292)	$19,638		$(12,602)		$(30,256)

Basic net income (loss) per unit	$(0.64)					$(0.52)
Diluted net income (loss) per unit	$(0.64)					$(0.52)

See the accompanying notes to the unaudited pro forma combined financial statements.

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2010

	BreitBurn					BreitBurn
	Energy	Cabot Assets		Pro Forma		Energy
	Partners L.P.	Historical		Adjustments		Partners L.P.
Thousands of dollars, except per unit amounts	Historical	(Note 4)		(Note 4)		Pro Forma

Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$317,738	$54,138	(a)	$411	(b)	$372,287
Gain (loss) on commodity derivative instruments, net	35,112	-		-		35,112
Other revenue, net	2,498	-		-		2,498
Total revenues and other income items	355,348	54,138		411		409,897
Operating costs and expenses:
Operating costs	142,525	17,928	(a)	1,297	(c)	161,750
Depletion, depreciation and amortization	102,758	-		16,995	(d)	119,753
General and administrative expenses	44,907	-		2,910	(c)	47,817
Loss on sale of assets	14	-		-		14
Unreimbursed litigation costs	1,401	-		-		1,401
Total operating costs and expenses	291,605	17,928		21,202		330,735

Operating income (loss)	63,743	36,210		(20,791)		79,162

Interest expense, net of capitalized interest	24,552	-		7,058	(e)	31,610
Loss on interest rate swaps	4,490	-		-		4,490
Other income, net	(8)	-		-		(8)

Income (loss) before taxes	34,709	36,210		(27,849)		43,070

Income tax expense (benefit)	(204)	-		-		(204)

Net income (loss)	34,913	36,210		(27,849)		43,274

Less: Net income attributable to noncontrolling interest	(162)	-		-		(162)

Net income (loss) attributable to the partnership	$34,751	$36,210		$(27,849)		$43,112

Basic net income (loss) per unit	$0.61					$0.76
Diluted net income (loss) per unit	$0.61					$0.76

See the accompanying notes to the unaudited pro forma combined financial statements.

Notes to the Unaudited Pro Forma Combined Financial Statements

1.	General

BreitBurn Energy Partners L.P. is a Delaware limited partnership formed on March 23, 2006.  BreitBurn Energy Partners L.P. completed its initial public offering in October 2006.  References in this filing to “the Partnership,” “we,” “our,” “us” or like terms refer to BreitBurn Energy Partners L.P. and its subsidiaries.

We are an independent oil and gas partnership focused on the acquisition, exploitation and development of oil and gas properties in the United States.

On October 6, 2011, BreitBurn Operating L.P. (“BreitBurn Operating”), our wholly owned subsidiary, completed the acquisition of certain assets (the “Cabot Assets”), effective September 1, 2011, from Cabot Oil & Gas Corporation (“Cabot”) for $285 million less $2 million in adjustments, subject to further ordinary adjustments, resulting in a net cash exchange of $283 million (the “Cabot Acquisition”).  The Cabot Assets consist of oil and natural gas properties which are approximately 95% natural gas reserves and are located primarily in the Evanston and Green River Basins of Southwest Wyoming. The Cabot Assets also include limited acreage and non-operated oil and natural gas interests in Colorado and Utah.

2.	Basis of Presentation

The Partnership’s unaudited pro forma combined balance sheet has been presented to show the effect as if the Cabot Acquisition had occurred on June 30, 2011.

The unaudited pro forma combined statements of operations for the six months ending June 30, 2011 and the year ended December 31, 2010 have been presented based on the individual statements of operations of the Partnership, and reflect the pro forma operating results attributable to the Cabot Assets as if the acquisition and the related transactions had occurred on January 1, 2010.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements.  Pro forma data is not necessarily indicative of the financial results that would have been attained had the acquisition occurred on January 1, 2010.  As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods.  The accompanying unaudited pro forma combined financial statement of the Partnership should be read in conjunction with our Quarterly Report on Form 10-Q for the six months ended June 30, 2010 and our Annual Report on Form 10-K for the year ended December 31, 2010.

3.	Pro Forma Adjustments to the Unaudited Combined Balance Sheet

Pro forma adjustments to the Unaudited Combined Balance Sheet for the period ending June 30, 2011 reflect the acquisition and the preliminary purchase price allocations for the Cabot Assets, assuming borrowings were made under our Second Amended and Restated Credit Agreement.

The preliminary purchase price allocations are based on preliminary reserve reports, quoted market prices and estimates by management.  To estimate the fair values of acquired oil and gas reserves, we utilized our reserve engineers’ estimates of oil and natural gas proved reserves to arrive at estimates of future cash flows net of operating and development costs.  The estimated future net cash flows were discounted at a weighted average cost of capital.

The preliminary purchase price allocation is subject to final closing adjustments.  We expect to finalize the purchase price allocation within one year of the acquisition date.

(a)	The preliminary purchase price of $281 million was made with borrowings under our Second Amended and Restated Credit Agreement.

Thousands of dollars
Initial purchase price	$283,092
Estimated pending closing adjustments	(1,700)
Total purchase price	$281,392

(b)	The preliminary allocation of the purchase price for the Cabot Assets is summarized below:

Thousands of dollars
Oil and gas properties	$295,088
Other long-term assets	1,413
Revenue and royalties payable	(798)
Asset retirement obligation	(10,845)
Other long-term liabilities	(3,466)
$281,392

4.	Pro Forma Adjustments to the Unaudited Combined Statement of Operations

Pro forma adjustments to the Consolidated Statement of Operations for the six months ended June 30, 2011 and the year ended December 31, 2010 assume the acquisition was consummated on January 1, 2010.

The unaudited pro forma combined statements of operations have been adjusted as follows:

(a)	Record revenue and direct operating expenses for the Cabot Assets derived from Cabot’s historical financial records.

For the six months ended June 30, 2011, $27.4 million of revenue and $7.8 million of direct operating expenses.
For the year ended December 31, 2010, $54.1 million of revenue and $17.9 million of direct operating expenses.

(b)
Cabot applies the sales method of accounting for natural gas revenues while we apply the entitlement method.  Under the sales method, revenues are recognized based on the actual volume of natural gas sold to purchasers.  Natural gas production operations may include joint owners who take more or less than the production volumes entitled to them on certain properties. Production volume is monitored to minimize these natural gas imbalances.  A natural gas imbalance liability is recorded at the actual price realized upon the gas sale if it is determined that the excess taken of natural gas exceeds the estimated remaining proved developed reserves for the properties.  Under the entitlement method of accounting, we pay joint owners for their working interest shares of natural gas sold.  As a result, we do not have natural gas producer imbalance positions.

Record adjustment to reflect natural gas sales revenue for the Cabot Assets under the entitlement method:

For the six months ended June 30, 2011, $0.2 million increase in revenue.
For the year ended December 31, 2010, $0.4 million increase in revenue.

(c)
Record estimated incremental G&A expense and regional operation management costs which the Partnership expects to incur for the newly acquired assets based on our evaluation of the number of employees needed to support and manage the properties.

For the six months ended June 30, 2011, $1.5 million of G&A expense and $0.6 million of regional operation management costs (reflected on the operating costs row of the Statement of Operations).

For the year ended December 31, 2010, $2.9 million of G&A expense and $1.3 million of regional operation management costs (reflected on the operating costs row of the Statement of Operations).

(d)	Record incremental depletion, depreciation and accretion expense related to the acquired depletable and depreciable assets.

For the six months ended June 30, 2011, $7.5 million.
For the year ended December 31, 2010, $17.0 million.

(e)
Add interest expense associated with bank debt of approximately $281 million incurred to fund the Cabot Acquisition; the assumed variable interest rate was 2.283% and 2.508% for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.  If the variable interest rate increased or decreased by 0.125% in the future, the annual pro forma interest expense would increase or decrease by approximately $0.4 million.

For the six months ended June 30, 2011, $3.2 million.
For the year ended December 31, 2010, $7.1 million.

5.	Supplemental Oil and Gas Information (Unaudited)

The following table sets forth certain unaudited pro forma information regarding estimates of the Partnership’s proved crude oil and natural gas reserves for the year ended December 31, 2010, giving effect to the Cabot Acquisition as if it had occurred on January 1, 2010.  Because oil reserve estimates are inherently imprecise and require extensive judgments of reservoir engineering data, they are generally less precise than estimates made in conjunction with financial disclosures.

	BreitBurn Energy Partners L.P.			Cabot Assets			BreitBurn Energy Partners L.P.
	Historical			Historical			Pro Forma
	Total	Oil	Gas	Total	Oil	Gas	Total	Oil	Gas
	(MBoe)	(MBbl)	(MMcf)	(MBoe)	(MBbl)	(MMcf)	(MBoe)	(MBbl)	(MMcf)
Proved Reserves
Beginning balance	111,301	38,846	434,730	34,048	1,114	197,604	145,349	39,960	632,334
Revision of previous estimates	12,819	5,900	41,510	(2,377)	58	(14,611)	10,442	5,958	26,899
Purchase of reserves in-place	1,487	70	8,502	-	-	-	1,487	70	8,502
Sale of reserves in-place	-	-	-	-	-	-	-	-	-
Production	(6,699)	(3,157)	(21,251)	(2,058)	(81)	(11,859)	(8,756)	(3,238)	(33,110)

Ending balance	118,908	41,659	463,491	29,613	1,091	171,134	148,521	42,750	634,625

Proved Developed Reserves (a)
Beginning balance	100,968	34,436	399,190	27,001	978	156,139	127,969	35,414	555,329
Ending balance	108,283	38,719	417,381	26,778	1,070	154,247	135,060	39,789	571,628
Proved Undeveloped Reserves (a) (b)
Beginning balance	10,333	4,410	35,540	7,047	136	41,465	17,380	4,546	77,005
Ending balance	10,625	2,940	46,110	2,836	21	16,887	13,461	2,961	62,997

Summarized in the following table is information for the Partnership’s unaudited pro forma standardized measure of discounted cash flows relating to estimated proved reserves as of December 31, 2010, giving effect to the Cabot Acquisition.  The standardized measure of discounted future net cash flows was determined based on the economic conditions in effect at December 31, 2010.  The disclosures below do not purport to present the fair market value of the Partnership’s oil and gas reserves.  An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates.  The pro forma standardized measure of discounted future net cash flows is presented as follows:

	BreitBurn Energy Partners L.P.	Cabot Assets	BreitBurn Energy Partners L.P.
Thousands of dollars	Historical	Historical	Pro Forma
Future cash inflows	$5,097,644	$770,573	$5,868,217
Future development costs	(251,181)	(56,830)	(308,011)
Future production expense	(2,618,470)	(314,181)	(2,932,651)
Future income tax expense	-	(129,189)	(129,189)
Future net cash flows	2,227,993	270,373	2,498,366
Discounted at 10% per year	(1,163,069)	(139,647)	(1,302,716)
Standardized measure of discounted future net cash flows	$1,064,924	$130,726	$1,195,650
The following table sets forth unaudited pro forma information for the principal sources of changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2010, giving effect to the Cabot Acquisition:

	BreitBurn Energy Partners L.P.	Cabot Assets	BreitBurn Energy Partners L.P.
Thousands of dollars	Historical	Historical	Pro Forma
Beginning balance	$759,622	$96,258	$855,880
Sales and transfers, net of production expense	(175,213)	(36,210)	(211,423)
Net change in sales and transfer prices, net of production expense	306,311	96,474	402,785
Previously estimated development costs incurred during year	47,732	-	47,732
Changes in estimated future development costs	(105,207)	-	(105,207)
Purchase of reserves in place	1,676	-	1,676
Revision of quantity estimates and timing of estimated production	154,041	(14,827)	139,214
Accretion of discount	75,962	12,662	88,624
Net change in income taxes	-	(23,631)	(23,631)
Ending balance	$1,064,924	$130,726	$1,195,650